UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 16, 2018 (October 15, 2018)
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.02. Unregistered Sales of Equity Securities.
On October 15, 2018, Coeur Mining, Inc. (“Coeur”) entered into an Asset Purchase Agreement (the Agreement”) among Coeur, Coeur Rochester, Inc., a Delaware corporation and wholly-owned subsidiary of Coeur (“CRI”), Rye Patch Gold US Inc., a Nevada corporation (“RPG”), and Alio Gold Inc., a British Columbia corporation, pursuant to which CRI will acquire all of RPG’s rights, titles, and interests in and to certain real property assets and patented and unpatented mining claims located in Pershing County, Nevada (collectively, the “Assets”). In consideration for the Assets, Coeur will pay RPG consideration of $19.0 million in shares of Coeur common stock calculated using a five-day volume-weighted average price of Coeur common stock for a five-trading day period ending on the third trading day immediately preceding the closing (the “Shares”).

Coeur anticipates that the issuance of the Shares to RPG will be exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. Pursuant to the Agreement, Coeur is required to file with the Securities and Exchange Commission, within five (5) business days after the closing, a registration statement on Form S-3 or a supplement to an existing registration statement on Form S-3 to cover resales of the Shares.

Item 7.01. Regulation FD Disclosure.
On October 16, 2018, Coeur issued a press release announcing the execution of the Agreement, as described in Item 3.02. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
This current report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding Coeur’s expectations with respect to the acquisition of the Assets. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated benefits of the acquisition of the Assets are not attained and the risks inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver resources, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur its financial or operating results or their securities.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 16, 2018, issued by Coeur Mining, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: October 16, 2018	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer